Exhibit 99.1

PRESS RELEASE	Contact:	Tiffany K. Glenn
For Immediate Release		Executive Vice President
Investor Relations Officer
(757) 217-1000

ANDY DAVIES NAMED PRESIDENT AND CEO OF

HAMPTON ROADS BANKSHARES

Norfolk, Virginia, July 14, 2009: Hampton Roads Bankshares, Inc. (the “Company”—Nasdaq: HMPR), the holding company for Bank of Hampton Roads and Shore Bank, is pleased to announce that the Board of Directors has named John A. B. “Andy” Davies as the Company’s new President and Chief Executive Officer. Davies will also serve as the Chief Executive Officer of Bank of Hampton Roads and be elected as a member of the Board of the Directors of the Company and the Bank.

Herman A. Hall, III, Vice Chairman of the Board and Chairman of the CEO Search Committee, commented, “The CEO Search Committee conducted an extensive though condensed search and during that process, identified several excellent candidates to lead our organization. I am very pleased to report that we selected the best possible candidate, Andy Davies.”

“It’s a distinct privilege to have this unique and unexpected opportunity to join the Hampton Roads Bankshares team. I plan to draw upon my past experiences as both a bank CEO in the Hampton Roads market and, more recently, as a consultant working with financial institutions throughout the Southeast to lead our company forward. The Hampton Roads Bankshares team is extraordinarily talented and the company is positioned to become the premier financial services organization in some of the most vibrant markets in Virginia, North Carolina and Maryland,” stated Davies.

Davies began his banking career in 1974 in Norfolk, VA with the former Virginia National Bank and worked with predecessor banks to Bank of America and Wells Fargo until 1991. In 1991, he was named President and Chief Executive Officer of Virginia Beach Federal Financial Corporation, which became First Coastal Bankshares. First Coastal merged with Centura Bank in 1999, and from 1999 until 2004, Davies served as President of Centura’s Virginia Market and as Chairman of its Virginia Board. In 2004, Davies left RBC Centura to form The Marathon Organization, Ltd., a management consulting company providing strategic planning services to banks throughout the Southeast.

Davies is a graduate of the College of William and Mary and the Stonier Graduate School of Banking. He has been actively engaged with numerous civic, cultural and educational organizations in Hampton Roads, including holding the role of board chairman with ACCESS College Foundation, WHRO Foundation, United Way of South Hampton Roads and Junior Achievement of Greater Hampton Roads.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates thirty banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

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